Exhibit 10.2

Termination Agreement of Exclusive Option Agreement

Party A: Beijing Mingda Jiahe Technology Development Co., Ltd

Address: 1227, 6th Floor, Building C3, No.1 Huangchang West Road, Dougezhuang, Chaoyang District, Beijing

Party B (shareholder of Mingda Jiahe (Tianjin) Co., Ltd.): Xu Siping, Li Yang, Ding Xia, Ma Qiang, Zhang Liang, Guo Meina, Huang Zhenyuan, Wang Mengnan, Zhang Jie, Cai Lei, all natural persons within the territory of the People's Republic of China;

Party C: Mingda Jiahe (Tianjin) Co., Ltd

(Formerly known as Tianjin Mingda Jiahe Real Estate Co., Ltd.)

Address: 7162 E-commerce Building, No.16 Lhasa Road, Heping District, Tianjin

Given that：

1. On April 28, 2018, Party A and Party C signed an Exclusive Business Cooperation Agreement, which stipulated that Party A, as the exclusive service provider of Party C, would provide comprehensive technical support, business support, and related consulting services to Party C.

2. In order to ensure the effective performance of the Exclusive Business Cooperation Agreement between Party A and Party C, Party A, Party B, and Party C signed the Exclusive Option Agreement on April 28, 2018, which stipulated that Party B granted Party A an irrevocable exclusive purchase of Party B's equity in Party C, and Party B pledged its equity in Party C to Party A.

3. Due to multiple factors such as the overall economic environment, macroeconomic policies in the real estate industry, and the pandemic, Party C is facing difficulties in its operations. After careful consideration, Party C has gradually shut down all domestic businesses and dissolved all project service teams since 2019, and no longer engages in business activities. Therefore, it is no longer necessary for Party A to provide technical support, business support, and related consulting services to Party C. Party A and Party C have terminated the Exclusive Business Cooperation Agreement on March 1, 2025.

4. Given the termination of the Exclusive Business Cooperation Agreement, it is no longer necessary for Party A, Party B, and Party C to continue fulfilling the Exclusive Option Agreement.

5. On February 2, 2021, Party B changed its name from "Tianjin Mingda Jiahe Real Estate Co., Ltd." to "Mingda Jiahe (Tianjin) Co., Ltd.

After friendly consultation, all parties have reached a consensus on the termination of the "Exclusive Option Agreement" as follows, for mutual compliance.

1. After mutual agreement, all parties agree to terminate the Exclusive Option Agreement from March 1, 2025.

2. After the termination of the Exclusive Option Agreement, all rights enjoyed by Party A over Party B and Party C based on this agreement, including irrevocable exclusive purchase rights, collection of service fees, etc., shall be terminated.

3. Due to the loss of the main debt under the "Exclusive Option Agreement", all parties agree that from the date of signing this agreement, the security interest provided by Party B to Party A based on the contract shall be extinguished simultaneously. Party B shall pledge its equity in Party C to Party A's security interest, and the "Share Pledge Agreement" signed by all parties shall be simultaneously terminated.

4. After the termination of the Exclusive Option Agreement, any other supporting agreements or consensus reached by both parties due to the Exclusive Option Agreement shall be terminated simultaneously. All parties' debts and claims have been settled and there are no further disputes.

5. This agreement is made in triplicate, with each party holding one copy. It shall come into effect from the date of signature or seal by all parties.

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IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Agreement as of the date first above written.

Party A:     Beijing Mingda Jiahe Technology Development Co., Ltd.

By:	/s/ Siping Xu
Name:	Siping Xu
Title:	Legal Representative

Party B: Siping Xu, Yang Li, Xia Ding, Qiang Ma, Liang Zhang, Meina Guo, Zhenyuan Huang, Mengnan Wang, Jie Zhang and Lei Cai

By:	/s/ Siping Xu /s/ Yang Li /s/ Xia Ding /s/ Qiang Ma /s/ Liang Zhang /s/ Meina Guo /s/ Zhenyuan Huang /s/ Mengnan Wang /s/ Jie Zhang /s/ Lei Cai

Party C: Mingda Jiahe (Tianjin) Co., Ltd

By:	/s/ Siping Xu
Name:	Siping Xu
Title:	Legal Representative